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                                   Exhibit 1

                 Declaration of Trust of Orbitex Group of Funds



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                             ORBITEX GROUP OF FUNDS

                       AGREEMENT AND DECLARATION OF TRUST







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                       AGREEMENT AND DECLARATION OF TRUST
                                                                            PAGE

ARTICLE I.     NAME AND DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . 1

Section 1.1    Name and Principal Office . . . . . . . . . . . . . . . . . . . 1

Section 1.2    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                    (a)  "Act" . . . . . . . . . . . . . . . . . . . . . . . . 1
                    (b)  "By-laws" . . . . . . . . . . . . . . . . . . . . . . 1
                    (c)  "Class" . . . . . . . . . . . . . . . . . . . . . . . 1
                    (d)  "Commission". . . . . . . . . . . . . . . . . . . . . 1
                    (e)  "Declaration of Trust". . . . . . . . . . . . . . . . 1
                    (f)  "Fundamental Policies". . . . . . . . . . . . . . . . 2
                    (g)  "Majority of the Outstanding Voting Shares" . . . . . 2
                    (h)  "1940 Act". . . . . . . . . . . . . . . . . . . . . . 2
                    (i)  "Person". . . . . . . . . . . . . . . . . . . . . . . 2
                    (j)  "Prospectus". . . . . . . . . . . . . . . . . . . . . 2
                    (k)  "Shareholder" . . . . . . . . . . . . . . . . . . . . 2
                    (l)  "Shares". . . . . . . . . . . . . . . . . . . . . . . 2
                    (m)  "Sub-Trust" or "Series" . . . . . . . . . . . . . . . 2
                    (n)  "Trust" . . . . . . . . . . . . . . . . . . . . . . . 2
                    (o)  "Trustees". . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II.    PURPOSE OF TRUST. . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE III.   THE TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . . 3

Section 3.1    Number, Designation, Election, Term, etc. . . . . . . . . . . . 3
                    (a)  Trustees. . . . . . . . . . . . . . . . . . . . . . . 3
                    (b)  Number. . . . . . . . . . . . . . . . . . . . . . . . 3
                    (c)  Election and Term . . . . . . . . . . . . . . . . . . 4
                    (d)  Resignation and Retirement. . . . . . . . . . . . . . 4
                    (e)  Removal . . . . . . . . . . . . . . . . . . . . . . . 4
                    (f)  Vacancies . . . . . . . . . . . . . . . . . . . . . . 4
                    (g)  Effect of Death, Resignation, etc . . . . . . . . . . 4
                    (h)  No Accounting . . . . . . . . . . . . . . . . . . . . 4

Section 3.2    Powers of Trustees. . . . . . . . . . . . . . . . . . . . . . . 4
                    (a)  Investments . . . . . . . . . . . . . . . . . . . . . 6
                    (b)  Disposition of Assets . . . . . . . . . . . . . . . . 6
                    (c)  Ownership Powers. . . . . . . . . . . . . . . . . . . 6
                    (d)  Subscription. . . . . . . . . . . . . . . . . . . . . 6
                    (e)  Form of Holding . . . . . . . . . . . . . . . . . . . 6
                    (f)  Reorganization, etc . . . . . . . . . . . . . . . . . 6
                    (g)  Voting Trusts, etc. . . . . . . . . . . . . . . . . . 6
                    (h)  Compromise. . . . . . . . . . . . . . . . . . . . . . 6
                    (i)  Partnerships, etc . . . . . . . . . . . . . . . . . . 6
                    (j)  Borrowing and Security. . . . . . . . . . . . . . . . 6
                    (k)  Guarantees, etc . . . . . . . . . . . . . . . . . . . 6
                    (l)  Insurance . . . . . . . . . . . . . . . . . . . . . . 7

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                    (m)  Pensions, etc . . . . . . . . . . . . . . . . . . . . 7
                    (n)  Distribution Plans. . . . . . . . . . . . . . . . . . 7
                    (o)  Indemnification . . . . . . . . . . . . . . . . . . . 7

Section 3.3    Certain Contracts . . . . . . . . . . . . . . . . . . . . . . . 7
                    (a)  Management. . . . . . . . . . . . . . . . . . . . . . 7
                    (b)  Advisory. . . . . . . . . . . . . . . . . . . . . . . 7
                    (c)  Administration. . . . . . . . . . . . . . . . . . . . 8
                    (d)  Distribution. . . . . . . . . . . . . . . . . . . . . 8
                    (e)  Custodian and Depository. . . . . . . . . . . . . . . 8
                    (f)  Transfer and Dividend Disbursing Agency . . . . . . . 8
                    (g)  Shareholder Servicing . . . . . . . . . . . . . . . . 8
                    (h)  Accounting. . . . . . . . . . . . . . . . . . . . . . 8

Section 3.4    Payment of Trust Expenses and Compensation of Trustees. . . . . 9

Section 3.5    Ownership of Assets of the Trust. . . . . . . . . . . . . . . . 9

Section 3.6    Action by Trustees. . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE IV.    SHARES    . . . . . . . . . . . . . . . . . . . . . . . . . . .10

Section 4.1    Description of Shares . . . . . . . . . . . . . . . . . . . . .10

Section 4.2    Establishment and Designation of Sub-Trusts and Classes . . . .11
                    (a)  Assets Belonging to Sub-Trusts. . . . . . . . . . . .12
                    (b)  Liabilities Belonging to Sub-Trusts . . . . . . . . .12
                    (c)  Dividends . . . . . . . . . . . . . . . . . . . . . .13
                    (d)  Liquidation . . . . . . . . . . . . . . . . . . . . .13
                    (e)  Voting. . . . . . . . . . . . . . . . . . . . . . . .13
                    (f)  Redemption by Shareholder . . . . . . . . . . . . . .14
                    (g)  Redemption of Trust . . . . . . . . . . . . . . . . .14
                    (h)  Net Asset Value . . . . . . . . . . . . . . . . . . .14
                    (i)  Transfer. . . . . . . . . . . . . . . . . . . . . . .15
                    (j)  Equality. . . . . . . . . . . . . . . . . . . . . . .15
                    (k)  Fractions . . . . . . . . . . . . . . . . . . . . . .15
                    (l)  Conversion  or Exchange Rights. . . . . . . . . . . .15
                    (m)  Class Differences . . . . . . . . . . . . . . . . . .15

Section 4.3    Ownership of Shares . . . . . . . . . . . . . . . . . . . . . .15

Section 4.4    Investments in the Trust. . . . . . . . . . . . . . . . . . . .15

Section 4.5    No Pre-emptive Rights . . . . . . . . . . . . . . . . . . . . .16

Section 4.6    Status of Shares and Limitation of Personal Liability . . . . .16

Section 4.7    No Appraisal Rights . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE V.     SHAREHOLDERS' VOTING POWERS AND MEETINGS. . . . . . . . . . . .16


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Section 5.1    Voting Powers . . . . . . . . . . . . . . . . . . . . . . . . .16

Section 5.2    Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . .17

Section 5.3    Record Dates. . . . . . . . . . . . . . . . . . . . . . . . . .17

Section 5.4    Quorum and Required Vote. . . . . . . . . . . . . . . . . . . .17

Section 5.5    Action by Written Consent . . . . . . . . . . . . . . . . . . .17

Section 5.6    Inspection of Records . . . . . . . . . . . . . . . . . . . . .18

Section 5.7    Additional Provisions . . . . . . . . . . . . . . . . . . . . .18

ARTICLE VI. LIMITATION OF LIABILITY; INDEMNIFICATION . . . . . . . . . . . . .18

Section 6.1    Trustees, Shareholders, etc. Not Personally Liable; Notice. . .18

Section 6.2    Trustee's Good Faith Action; Expert Advice; No Bond or Surety .18

Section 6.3    Indemnification of Shareholders . . . . . . . . . . . . . . . .19

Section 6.4    Indemnification of Trustees, Officers, etc. . . . . . . . . . .19

Section 6.5    Compromise Payment. . . . . . . . . . . . . . . . . . . . . . .20

Section 6.6    Indemnification Not Exclusive, etc. . . . . . . . . . . . . . .20

Section 6.7    Liability of Third Persons Dealing with Trustees. . . . . . . .20

Section 6.8    Discretion. . . . . . . . . . . . . . . . . . . . . . . . . . .20

ARTICLE VII. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .21

Section 7.1    Duration and Termination of Trust . . . . . . . . . . . . . . .21

Section 7.2    Reorganization. . . . . . . . . . . . . . . . . . . . . . . . .21

Section 7.3    Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . .22

Section 7.4    Filing of Copies; References; Headings. . . . . . . . . . . . .22

Section 7.5    Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . .22

Section 7.6    Registered Agent. . . . . . . . . . . . . . . . . . . . . . . .23

Section 7.7    Integration . . . . . . . . . . . . . . . . . . . . . . . . . .23


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                       AGREEMENT AND DECLARATION OF TRUST

     AGREEMENT AND DECLARATION OF TRUST made this 13th day of December 1996, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

WITNESSETH

WHEREAS this Trust has been formed to carry on the business of an investment company; and

WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate series, each separate series to be a Sub-Trust hereunder, and to issue classes of Shares of any Sub-Trust or divide Shares of any Sub-Trust into two or more classes, all in accordance with the provisions hereinafter set forth; and

WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware business trust in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.), as from time to time amended and including any successor statute of similar import (the "Act"), and the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust and the Sub-Trusts created hereunder as hereinafter set forth.


                                  ARTICLE I

                            NAME AND DEFINITIONS

     Section 1.1 NAME AND PRINCIPAL OFFICE. This Trust shall be known as "ORBITEX GROUP OF FUNDS" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. The principal office of the Trust shall be located at such location as the Trustees may from time to time determine.

     Section 1.2 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "Act" shall have the meaning given to it in the recitals of this Declaration of Trust;

     (b) "By-Laws" shall mean the By-Laws of the Trust, as amended from time to time;

     (c) "class" refers to any class of Shares of any Series or Sub-Trust established and designated under or in accordance with the provisions of Article IV;

     (d) "Commission" shall have the meaning given it in the 1940 Act;

     (e) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;



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     (f)  "Fundamental Policies" shall mean the investment objectives, policies and restrictions set forth in the Prospectus or Statement of Additional Information and designated therein as policies or restrictions that may be changed only upon a vote of the Shareholders;

     (g) "Majority of the Outstanding Voting Shares" of the Trust or Sub-Trust shall mean the vote, at the annual or a special meeting of Shareholders duly called, (A) of 67 per centum or more of the Shares of the Trust or Sub-Trust present at such meeting, if holders of more than 50 per centum of the outstanding Shares of the Trust or Sub-Trust are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting Shares of the Trust or Sub-Trust, whichever is the less.

     (h) "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (i) "person" means a natural person, corporation, limited liability company, trust, association, partnership (whether general, limited, or otherwise), joint venture, or any other entity;

     (j) "Prospectus" and "Statement of Additional Information" shall mean, from time to time, the then currently effective Prospectus and Statement of Additional Information of the Trust under the Securities Act of 1933, as amended;

     (k) "Shareholder" means a beneficial owner of record of Shares;

     (l) "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust and each Sub-Trust of the Trust and/or any class of any Sub-Trust (as the context may require) shall be divided from time to time;

     (m) "Sub-Trust" or "Series" refers to a series of Shares established and designated under or in accordance with the provisions of Article IV;

     (n) "Trust" refers to the Delaware business trust established by this Declaration of Trust, inclusive of each and every Sub-Trust established hereunder; and

     (o) "Trustees" refers to the trustees of the Trust, and of each Sub-Trust hereunder, named herein or elected in accordance with Article III.



                                ARTICLE II

                             PURPOSE OF TRUST

     This Trust is formed for the following purpose or purposes:

     (a) to conduct, operate and carry on the business of an investment company;

     (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, lend, write options on, exchange, distribute or otherwise dispose of and deal in and with securities of every nature, kind, character, type and form, including, without limitation of the generality of the foregoing, all types of stocks, shares, futures contracts, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations, evidences or interest, certificates of interest,


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certificates of participation, certificates, interests, evidences of ownership, guarantees, warrants, options or evidences of indebtedness issued or created by or guaranteed as to principal and interest by any state of local government or any agency or instrumentality thereof, by the United States Government or any agency, instrumentality, territory, district or possession thereof, by any foreign government or any agency, instrumentality, territory, district or possession thereof, by any corporation organized under the laws of any state, the United States or any territory or possession thereof or under the laws of any state, the United States or any territory or possession thereof or under the laws of any foreign country, bank certificates of deposit, bank time deposits, bankers' acceptances and commercial paper; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the Trust or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

     (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;

     (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in, Shares, including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition or Shares any funds or other assets of the appropriate series or class of Shares, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware;

     (e) to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any other parts of the world;

     (f) to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a Trust organized under the Act, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware business trust.

     The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power.


                                   ARTICLE III

                                   THE TRUSTEES

     Section 3.1    NUMBER, DESIGNATION, ELECTION, TERM, ETC.

     (a) TRUSTEES. The number of Trustees shall initially be two, who shall be Otto J. Felber and James L. Nelson.

     (b) NUMBER. The Trustees serving as such, whether named above or hereafter becoming Trustees, may increase or decrease the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from



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office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection
(e) of this Section 3.1.


     (c) ELECTION AND TERM. Each Trustee shall be a natural person and may, but need not, be a Shareholder, a citizen of the United States, or a resident of the State of Delaware. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee of the Trust and of each Sub-Trust hereunder during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, resigns, retires, or is removed or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law, including paragraphs (a) and (b) of Section 16 of the 1940 Act. Subject to Section 16(a) of the 1940 Act, the Trustees may elect successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies.

     (d) RESIGNATION AND RETIREMENT. Any Trustee may resign his trust or retire as a trustee of the Trust, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument and shall be effective as to the Trust and each Sub-Trust hereunder.

     (e) REMOVAL. Any Trustee may be removed with or without cause at any time: (1) by written instrument, signed by at least two-thirds of the number of Trustees in office immediately prior to such removal, specifying the date upon which such removal shall become effective; or (2) by vote of Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting duly called for the purpose. Any such removal shall be effective as to the Trust and each Sub-Trust hereunder.

     (f) VACANCIES. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees may (but so long as there are at least two remaining Trustees, need not unless required by the 1940 Act) be filled by a majority of the remaining Trustees, subject to the provisions of
Section 16(a) of the 1940 Act, through the appointment of such other person as such remaining Trustees in their discretion shall determine. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees then in office, or by a recording in the records of the Trust, and shall be effective upon such signing or recording and the acceptance of the person named therein to serve as a trustee of the Trust and agreement by such person to be bound by the provisions of this Declaration of Trust. Any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees to be effective at a later date shall be deemed effective upon the effective date of said retirement, resignation or increase in number of Trustees.

     (g) EFFECT OF DEATH, RESIGNATION, ETC. The death, resignation, retirement, removal or incapacity of any Trustee shall cause the Trustee to cease to be a trustee of the Trust but shall not operate to annul or terminate the Trust or any Sub-Trust hereunder or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust.

     (h) NO ACCOUNTING. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no person ceasing to be a trustee of the Trust as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.



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     Section 3.2    POWERS OF TRUSTEES.  Subject to the provisions of this
Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may from time to time in accordance with the provisions of Section 4.1 hereof establish Sub-Trusts, each such Sub-Trust to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; they may from time to time in accordance with the provisions of Section 4.1 hereof establish Series or establish classes of Shares of any Series or Sub-Trust or divide the Shares of any Series or Sub-Trust into classes; they may as they consider appropriate designate employees and agents who may be denominated as officers with titles, including, but not limited to, "president", "vice-president", "treasurer", "secretary", "assistant treasurer", "assistant secretary", "managing director", "chairman of the board" and "vice chairman of the board" and who in such capacity may act for and on behalf of the Trust, as and to the extent authorized by the Trustees, and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 3.3 they may employ one or more advisers, administrators, depositories and custodians and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters, or otherwise, and subject to Section
5.3 set record dates or times for the determination of Shareholders or various of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and any Sub-Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

     Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority for and on behalf of the Trust and each separate Sub-Trust established hereunder consistent with the Fundamental Policies:


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     (a)  INVESTMENTS.  To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

     (b) DISPOSITION OF ASSETS. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

     (c) OWNERSHIP POWERS. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

     (d) SUBSCRIPTION. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

     (e) FORM OF HOLDING. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Sub-Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

     (f) REORGANIZATION, ETC. To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or issuer, any security or debt instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

     (g) VOTING TRUSTS, ETC. To join with other holders of any securities or debt instruments in acting through a committee, depositary, voting trustee, or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depositary, or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

      (h) COMPROMISE. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Sub-Trust or any matter in controversy, including but not limited to claims for taxes;

     (i) PARTNERSHIPS, ETC. To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations or associations;

     (j) BORROWING AND SECURITY. To borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

      (k) GUARANTEES, ETC. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

     (l) INSURANCE. To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

     (m) PENSIONS, ETC. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees, and agents of the Trust; and

     (n) DISTRIBUTION PLANS. To adopt on behalf of the Trust or any Sub-Trust, including with respect to any class thereof, a plan of distribution and related agreements thereto pursuant to the terms of Rule 12b-1 of the 1940 Act and to make payments from the assets of the Trust or the relevant Sub-Trust or Sub-Trusts pursuant to said Rule 12b-1 Plan; and

     (o) INDEMNIFICATION. To the extent permitted by law, to indemnify, any person with whom the Trust has dealings, including the Trust's investment adviser, administrator, placement agent, Shareholders, Trustees, officers, employees, agents or independent contractors, to such extent as the Trustees shall determine.

     Section 3.3 CERTAIN CONTRACTS. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, limited liability companies, other type of organizations, or individuals (a "Contracting Party"), to provide for the performance and assumption of some or all of the following services, duties, and responsibilities to, for, or on behalf of the Trust and/or any Sub-Trust, and/or the Trustees, and to provide for the performance and assumption of such other services, duties, and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

     (a) MANAGEMENT. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the management of the Trust and each Sub-Trust (including each class thereof), to manage all or any part of the operations of the Trust and each Sub-Trust;

     (b) ADVISORY. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the investments of the Trust or of the assets belonging to any Sub-Trust of the Trust (as that phrase is defined in subsection (a) of Section 4.2), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

      (c) ADMINISTRATION. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Sub-Trust (including each class thereof), to supervise all or any part of the operations of the Trust and each Sub-Trust, and to provide all or any part of the administrative and clerical personnel, office space, and office equipment and services appropriate for the efficient administration and operations of the Trust and each Sub-Trust;

     (d) DISTRIBUTION. To distribute the Shares of the Trust and each Sub-Trust (including any classes thereof), to be principal underwriter of such Shares, and/or to act as agent of the Trust and each Sub-Trust in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

     (e) CUSTODIAN AND DEPOSITORY. To act as depository for and to maintain custody of the property of the Trust and each Sub-Trust and accounting records in connection therewith;

     (f) TRANSFER AND DIVIDEND DISBURSING AGENCY. To maintain record of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

     (g) SHAREHOLDER SERVICING. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

     (h) ACCOUNTING. To handle all or any part of the accounting responsibilities for the Trust, whether with respect to the Trust's properties, Shareholders or otherwise.

The same person may be the Contracting Party for some or all of the service, duties, and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties, and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent, or limit the Trust or a Contracting Party from entering into sub-contractual arrangements relating to any of the matters referred to in Sections 3.3(a) through (h) hereof.

     The fact that:

     (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor, or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Sub-Trust, or that

     (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships, limited liability companies, or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties, and responsibilities to, for or of the Trust or any Sub-Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Sub-Trust, or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of a Majority of the Outstanding Voting Shares of the Trust, or (z) the specific contract involved is fair to the Trust as of the time it is authorized, approved, or ratified by the Trustees or by the Shareholders.

     Section 3.4 PAYMENT OF TRUST EXPENSES AND COMPENSATION OF TRUSTEES. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or any Sub-Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between, or among such one or more of the Sub-Trusts and/or one or more classes of Shares thereof that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Trust, any Sub-Trust and/or any class of Shares thereof, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, distributor, underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as trustees of the Trust and may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for special services, including legal, accounting, advisory, management or other services and payment for the same by the Trust. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

     The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Sub-Trust, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     Section 3.5 OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust and of each Sub-Trust shall at all times be considered as vested in the Trust except that the Trustees shall have power to cause legal title to any Trust assets to be held in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in such assets shall vest automatically in each person who may hereafter become a Trustee, and upon any Trustees' death, resignation or removal, such

Trustee shall automatically cease to have any right, title or interest in such assets. Vesting and cessation of title as set forth in this Section 3.5 shall be effective notwithstanding the absence of execution and delivery of any conveyancing documents.

     Section 3.6 ACTION BY TRUSTEES. Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the By-Laws, any action to be taken by the Trustees on behalf of or with respect to the Trust or any Sub-Trust or class thereof may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least one-third of the Trustees then in office, being present), within or without Delaware, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law).


                                  ARTICLE IV

                                    SHARES

     Section 4.1 DESCRIPTION OF SHARES. The beneficial interest in the Trust shall be divided into Shares, all without par value, but the Trustees shall have the authority from time to time to issue Shares in one or more Series (each of which Series of Shares shall represent the beneficial interest in a separate and distinct Sub-Trust of the Trust, including without limitation each Sub-Trust specifically established and designated in Section 4.2), as they deem necessary or desirable. For all purposes under this Declaration of Trust or otherwise, including, without implied limitation, (i) with respect to the rights of creditors and (ii) for purposes of interpreting the relevant rights of each Sub-Trust and the Shareholders of each Sub-Trust, each Sub-Trust established hereunder shall be deemed to be a separate trust. Notice of the limitation of liabilities of a Sub-Trust shall be set forth in the certificate of trust of the Trust, and debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Sub-Trust shall be enforceable against the assets of such Sub-Trust only, and not against the assets of the Trust generally.

     Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Sub-Trusts, and to fix and determine the relative rights and preferences as between the shares of the separate Sub-Trusts as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Sub-Trusts shall have separate voting rights or no voting rights.

     In addition, the Trustees shall have exclusive power, without the requirement of Shareholder approval, to issue classes of Shares of any Sub-Trust or divide the Shares of any Sub-Trust into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine in their sole discretion, and may establish and designate the specific classes of Shares of each

Sub-Trust. The fact that a Sub-Trust shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Sub-Trust are initially of a single class), or that a Sub-Trust shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more further classes, of said Sub-Trust without approval of the holders of the initial class thereof, or previously established and designated class or classes thereof, provided that the establishment and designation of such further separate classes would not adversely affect the rights of the holders of the initial or previously established and designated class or classes.

     The number of authorized Shares and the number of Shares of each Sub-Trust or class thereof that may be issued is unlimited, and the Trustees may issue Shares of any Sub-Trust or class thereof for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (h) of
Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Sub-Trusts or class thereof into one or more Sub-Trust or classes thereof that may be established and designated from time to time. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Sub-Trust or class thereof reacquired by the Trust.

     The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in
Section 5.3.

     The establishment and designation of any Sub-Trust or of any class of Shares of any Sub-Trust in addition to those established and designated in
Section 4.2 shall be effective (i) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation of the relative rights and preferences of the Shares of such Sub-Trust or class, (ii) upon the execution of an instrument in writing by an officer of the Trust pursuant to the vote of a majority of the Trustees, or
(iii) as otherwise provided in either such instrument. At any time that there are no Shares outstanding of any particular Sub-Trust or class previously established and designated, the Trustees may by an instrument executed by a majority of their number (or by an instrument executed by an officer of the Trust pursuant to the vote of a majority of the Trustees) abolish that Sub-Trust or class and the establishment and designation thereof. Each instrument establishing and designating any Sub-Trust shall have the status of an amendment to this Declaration of Trust.

     Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Sub-Trust (including any classes thereof) of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Sub-Trust (including any classes thereof) from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Sub-Trust (including any classes thereof) generally.

     Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS AND CLASSES. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate four Sub-Trusts: "Orbitex Natural Resources Fund", "Orbitex Communications & Information Technology Fund", "Orbitex Asian Income Fund" and "Orbitex Asian

[Best of the Best Fund]" which shall consist of a single class of Shares.
The Shares of each such Sub-Trust and any Shares of any further Sub-Trust or class thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:

     (a)  ASSETS BELONGING TO SUB-TRUSTS.   All consideration received by the
Trust for the issue or sale of Shares of a particular Sub-Trust or any class thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Sub-Trust or class thereof and shall irrevocably belong to that Sub-Trust (and be allocable to the relevant class thereof) for all purposes, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Sub-Trust and the assets associated with a Sub-Trust shall be held and accounted for separately from the other assets of the Trust, or any other Sub-Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Sub-Trust as provided in the following sentence, are herein referred to as "assets belonging to" that Sub-Trust (and allocable to any classes thereof). In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Sub-Trust (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Sub-Trusts established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Sub-Trust shall belong to that Sub-Trust (and be allocable to any classes thereof). Each such allocation by the Trustees shall be conclusive and binding upon the holders of all Shares of all Sub-Trusts (including any classes thereof) for all purposes.

     (b) LIABILITIES BELONGING TO SUB-TRUSTS. The assets belonging to each particular Sub-Trust shall be charged with the liabilities in respect of that Sub-Trust and with all expenses, costs, charges, and reserves belonging to that Sub-Trust, and any general liabilities, expenses, costs, charges, or reserves of the Trust which are not readily identifiable as belonging to any particular Sub-Trust shall be allocated and charged by the Trustees to and among any one or more of the Sub-Trusts established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion shall determine. In addition, the liabilities in respect of a particular class of Shares of a particular Sub-Trust and all expenses, costs, charges, and reserves belonging to that class of Shares shall be charged to that class, and any general liabilities, expenses, costs, charges or reserves of that particular Sub-Trust which are not readily identifiable as belonging to any particular class of Shares of that Sub-Trust shall be allocated and charged by the Trustees to and among any one or more of the classes of Shares of that Sub-Trust established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion shall determine. The liabilities, expenses, costs, charges, and reserves belonging to or allocated and so charged to a Sub-Trust or class thereof are herein referred to as "liabilities belonging to" that Sub-Trust or class thereof. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders, creditors and any other persons dealing with the Trust or any Sub-Trust (including any classes thereof) for all purposes. Any creditor of any Sub-Trust may look only to the assets belonging to that Sub-Trust to satisfy such creditor's debt.

     (c) DIVIDENDS. Dividends and distributions on Shares of a particular Sub-Trust or any class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Sub-Trust or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Sub-Trust or class. All dividends and distributions on Shares of a particular Sub-Trust or class thereof shall be distributed pro rata to the holders of Shares of that Sub-Trust or class in proportion to the number of Shares of that Sub-Trust or class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Sub-Trust or class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of this Section 4.2.

     The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the Trustees shall have the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, such amounts as are sufficient to enable the Trust to avoid or reduce liability for taxes.

     (d) LIQUIDATION. In the event of the liquidation or dissolution of the Trust, subject to Section 7.1 hereof, the holders of Shares of each Sub-Trust or any class thereof that has been established and designated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, over the liabilities belonging to that Sub-Trust or class. The assets so distributable to the holders of Shares of any particular Sub-Trust or class thereof shall be distributed among such holders in proportion to the number of Shares of that Sub-Trust or class thereof held by them and recorded on the books of the Trust. The liquidation of any particular Sub-Trust or class thereof may be authorized at any time by vote of a majority of the Trustees then in office.

     (e) VOTING. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each whole Share standing in his name on the books of the Trust irrespective of the Series thereof or class thereof and all Shares of all Series and classes thereof shall vote together as a single class; provided, however, that as to any matter (i) with respect to which a separate vote of one or more Series or classes thereof is required by the 1940 Act or the provisions of the writing establishing and designating the Sub-Trust or class, such requirements as to a separate vote by such Series or class thereof shall apply in lieu of all Shares of all Series and classes thereof voting together; and (ii) as to any matter which affects the interests of one or more particular Series or classes thereof, only the holders of Shares of the one or more affected Series or classes shall be entitled to vote, and each such Series or class shall vote as a separate class.

     (f) REDEMPTION BY SHAREHOLDER. Each Shareholder of a particular Sub-Trust or any class thereof shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part a of his Shares of that Sub-Trust or class thereof at a redemption price equal to the net asset value per Share of that Sub-Trust or class thereof next determined in accordance with subsection (h) of this Section 4.2 after the Shares are properly tendered for redemption, subject to any contingent deferred sales charge, redemption charge or other charge in effect at the time of redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may, subject to the requirements of the 1940 Act, make payment wholly or partly in securities or other assets belonging to the Sub-Trust of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

     Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Sub-Trust or class thereof to require the Trust to redeem Shares of that Sub-Trust during any period or at any time when and to the extent permissible under the 1940 Act.

     (g) REDEMPTION BY TRUST. Each Share of each Sub-Trust or class thereof that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this
Section 4.2: (i) at any time, in the sole discretion of the Trustees, or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the Prospectus or Statement of Additional Information of the Trust. Upon such redemption, the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

     (h) NET ASSET VALUE. The net asset value per Share of any Sub-Trust shall be (i) in the case of a Sub-Trust whose Shares are not divided into classes, the quotient obtained by dividing the value of the net assets of that Sub-Trust (being the value of the assets belonging to that Sub-Trust less the liabilities belonging to that Sub-Trust) by the total number of Shares of that Sub-Trust outstanding, and (ii) in the case of a class of Shares of a Sub-Trust whose Shares are divided into classes, the quotient obtained by dividing the value of the net assets of that Sub-Trust allocable to such class (being the value of the assets belonging to that Sub-Trust allocable to such class less the liabilities belonging to such class) by the total number of Shares of such class outstanding; all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     The Trustees may determine to maintain the net asset value per Share of any Sub-Trust at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Sub-Trust as dividends payable in additional shares of the Sub-Trust at the designated constant dollar amount and for the handling of any losses attributable to that Sub-Trust. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Sub-Trust his pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Sub-Trust to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Sub-Trust with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

      (i) TRANSFER. All Shares of each particular Sub-Trust or class thereof shall be transferable, but transfers of Shares of a particular Sub-Trust or class thereof will be recorded on the Share transfer records of the Trust applicable to that Sub-Trust or class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Sub-Trust or class and at such other times as may be permitted by the Trustees.

     (j) EQUALITY. Except as provided herein or in the instrument designating and establishing any class of Shares or any Sub-Trust, all Shares of each particular Sub-Trust or class thereof shall represent an equal proportionate interest in the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, subject to the liabilities belonging to that Sub-Trust or class and each share of any particular Sub-Trust or class shall be equal to each other Share of that Sub-Trust or class; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section
4.2 that may exist with respect to dividends and distributions on Shares of the same Sub-Trust or class. The Trustees may from time to time divide or combine the Shares of any particular Sub-Trust or class into a greater or lesser number of Shares of that Sub-Trust or class without thereby changing the proportionate beneficial interest in the assets belonging to that Sub-Trust or class or in any way affecting the rights of Shares of any other Sub-Trust or class.

     (k) FRACTIONS. Any fractional Share of any Sub-Trust or class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Sub-Trust or class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

     (l) CONVERSION OR EXCHANGE RIGHTS. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Sub-Trust or class thereof shall have the right to convert or exchange said Shares into Shares of one or more other Sub-Trust or class thereof in accordance with such requirements and procedures as may be established by the Trustees.

     (m) CLASS DIFFERENCES. Subject to Section 4.1, the relative rights and preferences of the classes of any Sub-Trust may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in the instrument establishing and designating such classes and executed by a majority of the Trustees (or by an instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees).

     Section 4.3 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Sub-Trust and each class thereof that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signature, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Sub-Trust and class thereof held from time to time by each such Shareholder.

     Section 4.4 INVESTMENTS IN THE TRUST. The Trustees may accept investments in the Trust and each Sub-Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

     Section 4.5 NO PRE-EMPTIVE RIGHTS. Shareholders shall have no pre-emptive or other rights to subscribe to any additional Shares or other securities issued by the Trust or any Sub-Trust, except as the Trustees in their sole discretion shall have determined by resolution.

     Section 4.6 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of acquiring Shares shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the continuance of the Trust shall not operate to dissolve or terminate the Trust or any Sub-Trust thereof nor entitle the representative of such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. The Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

     Section 4.7 NO APPRAISAL RIGHTS. Shareholders shall have no right to demand payment for their shares or to any other rights of dissenting shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware, or otherwise.


                                  ARTICLE V

                   SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 5.1 VOTING POWERS. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1,
(ii) with respect to any contract with a Contracting Party as provided in
Section 3.3 as to which Shareholder approval is required by the 1940 Act,
(iii) with respect to any termination or reorganization of the Trust to the extent and as provided in Sections 7.1 and 7.2, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in
Section 7.3, and (v) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Proxies may be given orally or in writing or pursuant to any electronic, computerized or mechanical data gathering process specifically approved by the Trustees. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series are outstanding, the Trustees may exercise all rights of Shareholders of that Series with respect to matters affecting that Series and may take any action required by law, this Declaration of Trust, or the By-Laws to be taken by Shareholders.

     Section 5.2 MEETINGS. No annual or regular meeting of Shareholders is required. Special meetings of Shareholders may be called by the Trustees from time to time for the purpose of electing Trustees as herein provided and for such other purposes as may be prescribed by law, this Declaration of Trust or the By-Laws, or for taking action upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place, and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the record of the Trust. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

     Section 5.3 RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 90 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action. Nothing in this section shall be construed as precluding the Trustees from setting different record dates for different Sub-Trusts.

     Section 5.4 QUORUM AND REQUIRED VOTE. Except as otherwise provided by the 1940 Act or other applicable law, thirty percent of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the majority of the Shares represented at the meeting, either in person or by proxy. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Trustees fix a new record date for the adjourned meeting. A majority of the Shares voted, at a meeting of which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws.

     Section 5.5 ACTION BY WRITTEN CONSENT. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the record of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5.6 INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Delaware corporation under the General Corporation Law of the State of Delaware.

     Section 5.7 ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.


                                  ARTICLE VI

                   LIMITATION OF LIABILITY; INDEMNIFICATION

     Section 6.1 TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Sub-Trust with which such person dealt for payment under such credit, contract or claim; and neither the Shareholders of any Sub-Trust nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other Sub-Trust nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other Sub-Trust shall be personally liable therefor. Every note, bond, contract, instrument, certificate, or undertaking and every act or thing whatsoever executed or done by or on behalf of the Trust, any Sub-Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust (or the Sub-Trust) or the Trustees and not personally. The Trustees and the Trust's officers, employees and agents shall not be liable to the Trust or the Shareholders; provided however, that nothing in this Declaration of Trust shall protect any Trustee or officer, employee or agent against any liability to the Trust or the Shareholders to which such Trustee or officer, employee or agent would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer, employee or agent.

     Every note, bond, contract, instrument, certificate, or undertaking made or issued by the Trustees or by any officers or officer shall give notice that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Sub-Trust in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually or otherwise invalidate any such note, bond, contract, instrument, certificate, or undertaking.

     Section 6.2 TRUSTEE'S GOOD FAITH ACTION; ACCEPT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and the Shareholders for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor, underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner, or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties. To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to a shareholder, any such Trustee acting under this Declaration of Trust shall not be liable to the Trust or to any such Shareholder for the Trustee's good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of a Trustee otherwise existing at law or in equity, are agreed by the Shareholders to replace such other duties and liabilities of such Trustee.

     Section 6.3 INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder (or former Shareholder) of any Sub-Trust of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust on behalf of said Sub-Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and, to the fullest extent permitted by law, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Sub-Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability.

     Section 6.4 INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC. To the fullest extent permitted by law, the Trust shall indemnify (from the assets of the Trust or Sub-Trust or Sub-Trusts in question, as the case may be) each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers, or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or settlement or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition or settlement of any action, suit, or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter by reason of any alleged act or omission as a Trustee or officer or, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Covered Person was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time from funds attributable to the Sub-Trust in question in advance of the final disposition of any such action, suit, or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Sub-Trust in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article VI and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by person of any lawful advances, or
(iii) a majority of a quorum of the disinterested Trustees who are not a party to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     Section 6.5 COMPROMISE PAYMENT. As to any matter disposed of by a compromise or settlement payment by any such Covered Person referred to in
Section 6.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved as not involving Disabling Conduct (a) by a majority of the disinterested Trustees who are not parties to the proceeding or (b) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (a) or by independent legal counsel pursuant to clause (b) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason of the Covered Person's willful misfeasance, bad faith, gross negligence, or reckless disregard of his duties.

      Section 6.6 INDEMNIFICATION NOT EXCLUSIVE, ETC. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, "Covered Person" shall include such person's heirs, executors, and administrators; an "interested Covered Person" is one against whom the action, suits, or other proceeding in question or another action, suit, or other proceeding on the same or similar grounds is then or has been pending or threatened; and a "disinterested" person is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

          Section 6.7    LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES.
No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

          Section 6.8 DISCRETION. Whenever in this Declaration of Trust the Trustees are permitted or required to make a decision (a) in their "sole discretion," "sole and absolute discretion," "full discretion," or "discretion," or under a similar grant of authority or latitude, the Trustees shall be entitled to consider only such interests and factors as they desire, whether reasonable or unreasonable, and may consider their own interests, and shall have no duty or obligation to give any consideration to any interests of or factors affecting the Trust or the Shareholders, or (b) in their "good faith" or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standards imposed by this Declaration of Trust or by law or any other agreement contemplated herein. Each Shareholder and Trustee hereby agrees that any standard of care or duty imposed in this Declaration of Trust or any other agreement contemplated herein or under the Act or any other applicable law, rule or regulation shall be modified, waived, or limited in each case as required to permit the

Trustees to act under this Declaration of Trust or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Declaration of Trust.


                               ARTICLE VII

                              MISCELLANEOUS


          Section 7.1 DURATION AND TERMINATION OF TRUST AND SUB-TRUSTS. Unless terminated as provided herein, the Trust and each Sub-Trust shall continue without limitation of time and, without limiting the generality of the foregoing, no change, alteration or modification with respect to any Sub-Trust or class thereof shall operate to terminate the Trust or such Sub-Trust. The Trust or any Sub-Trust may be terminated at any time by a Majority of the Outstanding Voting Shares of the Trust or such Sub-Trust, as the case may be, or by the Trustees by written notice to the Shareholders of the Trust or such Sub-Trust, as the case may be.

          Upon termination of the Trust or Sub-Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due, to accrue or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or such Sub-Trust, as the case may be, to distributable form in cash, securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of subsection (d) of Section 4.2.

      Section 7.2 REORGANIZATION. The Trustees may sell, convey, merge, and transfer the assets of the Trust, or the assets belonging to any one or more Sub-Trusts, to another trust, partnership, limited liability company, association, corporation or other entity organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Sub-Trust of the Trust in exchange for cash, shares or other securities (including, in the case of a transfer to another Sub-Trust of the Trust, Shares of such other Sub-Trust or any class thereof) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Sub-Trust the assets of which are so transferred, or (2) not being made subject to, or not with the assumption of, such liabilities; provided, however, that no assets belonging to any particular Sub-Trust shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a Majority of the Outstanding Voting Shares of that Sub-Trust. Following such transfer, the Trustees shall distribute such cash, shares, or other securities among the Shareholders of the Sub-Trust (taking into account the differences among the classes of Shares thereof, if any) the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

     The Trust, or any one or more Sub-Trusts, may either as the successor, survivor, or non-survivor, (1) consolidate with one or more other trusts, partnerships, limited liability companies, associations, corporations or other entities organized under the laws of the State of Delaware or any other state of the United States, to form a new consolidated trust, partnership, association, corporation, or other entity under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations, corporations, or other entities organized under the laws of the State of Delaware or any other state of the United States, or have one or more such trusts, partnerships, associations, corporations, or other entities merged into or transfer a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, or one or more Sub-Trusts as the case may be, in connection therewith. Any such consolidation, merger or transfer shall require the affirmative vote of the holders of a Majority of the Outstanding Voting Shares of the Trust (or each Sub-Trust affected thereby, as the case may be), except that such affirmative vote of the holders of Shares shall not be required if the Trust (or Sub-Trust affected thereby, as the case may be) shall be the survivor of such consolidation or merger or transferee of such assets.

     Section 7.3 AMENDMENTS. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of Shareholders may be adopted at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of Shareholders holding a majority of the Shares entitled to vote. Without limiting the generality of the foregoing, amendments having the purposes of changing the name of the Trust or any Sub-Trust or of supplying any omission, curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote. Subject to the provisions of this Section 7.3, any amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

     Section 7.4 FILING OF COPIES; REFERENCES; HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendment has been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof", and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction, or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     Section 7.5 APPLICABLE LAW. This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be subject to the Delaware Business Trust Act and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or


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

common) of the State of Delaware (other than the Delaware Business Trust Act) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust. The Trust shall be of the type referred to in Section 3801 of the Delaware Business Trust Act and of the type commonly called a business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.


     Section 7.6 REGISTERED AGENT. The Corporation Trust Company is hereby designated as the initial registered agent for service of process on the Trust in Delaware. The address of the registered office of the Trust in the State of Delaware is 1209 Orange Street, City of Wilmington, New Castle County, 19801.

     Section 7.7 INTEGRATION. This Declaration of Trust constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     IN WITNESS WHEREOF, the undersigned hereunto set their hand and seal for themselves and their assigns, as of the day and year first above written.



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